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                                                                    EXHIBIT 10.5



                     COLLINS RESTAURANTS MANAGEMENT PTY LTD



                           WESTPAC BANKING CORPORATION
                                ARBN 007 457 141




                            FIXED AND FLOATING CHARGE





                                 MINTER ELLISON
                                     Lawyers
                                Waterfront Place
                                 1 Eagle Street
                                BRISBANE QLD 4000
                                 DX 102 BRISBANE
                            Telephone (07) 3226 6333
                            Facsimile (07) 3229 1066

                                   GB 1090692
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                            FIXED AND FLOATING CHARGE


DEED dated August 21, 2000


BETWEEN COLLINS RESTAURANTS MANAGEMENT PTY LTD ACN 093 912 979 OF 16 EDMONSTONE STREET, NEWMARKET, BRISBANE, QUEENSLAND, AUSTRALIA ("CHARGOR")

AND WESTPAC BANKING CORPORATION ARBN 007 457 141 OF 260 QUEEN STREET, BRISBANE, QUEENSLAND, AUSTRALIA ("FINANCIER")


1.       INTERPRETATION

1.1      DEFINITIONS

         In this document:

         "ATTACHMENT NOTICE" means a notice or direction under which a Public Authority requires money, which would otherwise be payable to the Chargor, to be paid or transferred to it or to the Crown. This includes notices under section 218 or section 255 of the Income Tax Assessment Act 1936 (Cth) or under section 74 of the Sales Tax Assessment Act 1992
         (Cth).

         "ATTORNEY" means an attorney appointed under a Relevant Agreement.

         "AUTHORISED OFFICER" means:

         (a) in relation to the Financier, an attorney of the Financier and a person holding or acting in the office of director, chief executive or secretary or whose title includes the word 'Manager' or 'Director; and

         (b) in relation to the Chargor, a person holding or acting in the office of president, vice president, chief financial officer, chief executive or secretary.

         "BUSINESS DAY" means a day on which banks (as defined in the Banking Act 1959 (Cth)) are open for general banking business in Brisbane, excluding Saturdays and Sundays and public holidays.

         "CHARGE" means the charge over, and security interest in, the Charged Property created under this document.

         "CHARGED PROPERTY" means all the property, assets and rights of the Chargor, whether acquired before or after this document is executed, wherever located. This includes all property, assets and rights held by the Chargor as trustee and wherever located. The Charged Property includes, without limitation, all the property, assets and rights of the Chargor described in Schedule A hereto.

         "COLLATERAL SECURITY" means a Guarantee, Security Interest or negotiable instrument held or given, whether before or after this document is executed, as security for or otherwise in connection with the Secured Money.

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         "DEBTOR" means a person any of whose present or future, actual or contingent indebtedness or liabilities to the Financier is or are supported or secured by a present or future Guarantee or Security Interest given or entered into by the Chargor.

         "EVENT OF DEFAULT" has the meaning given to it in the Negative Pledge.

         "GUARANTEE" means a guarantee, indemnity, letter of credit, letter of comfort or any other obligation (whatever it is called and whatever its nature) by which a person is responsible for another person's obligation or debt.

         "LIQUIDATION" includes official management, receivership, compromise, arrangement, amalgamation, administration, reconstruction, winding up, dissolution, assignment for the benefit of creditors, arrangement or compromise with creditors, bankruptcy or death.

         "LIQUOR ACT" means any Statute regulating the sale, disposal and consumption of liquor;

         "LIQUOR LICENCE" means any licence or permit issued now or in the future, to or acquired by the Chargor pursuant to a Liquor Act;

         "MARKETABLE SECURITIES" has the meaning given to it in the Corporations Law.

         "NEGATIVE PLEDGE" means the Unlimited Cross Guarantee and Indemnity and Negative Pledge with Financial Ratio Covenants dated on or around the date of this document between the Financier, Collins Foods Group Pty Ltd ACN 009 937 900 and others.

         "PERMITTED SECURITY INTEREST" means:

         (a) a Security Interest which the Financier has consented to. It does not include a Security Interest which the Financier has consented to on one or more conditions if those conditions are not complied with; and

         (b) a lien or charge on the Charged Property arising by operation of law in the ordinary course of the Chargor's ordinary business. It does not include a lien or charge which secures overdue debts.

         "POTENTIAL EVENT OF DEFAULT" means any event, thing or circumstance which with the giving of notice or passage of time or both would become an Event of Default.

         "PUBLIC AUTHORITY" means the Crown, a government, a minister of a government, a government department, a statutory corporation, or a semi-government or judicial entity.

         "RECEIVER" means a receiver or receiver and manager appointed under this document. When two or more persons are appointed, the expression "Receiver" refers to each of those persons severally as well as to two or more of them jointly.

         "RECORDS" means all the information which relates in any way to a specified person's business or any transaction entered into by the person, whether the information is recorded electronically, magnetically or otherwise.

         "RELEVANT AGREEMENT" means:

         (a)     this document; and

         (b)     a Collateral Security; and


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         (c)     an agreement between:

                 (i)      the Financier and the Chargor; or

                 (ii)     the Financier and a Debtor; or

                 (iii) the Financier and any combination of the Chargor and one or more Debtors;

                 that relates to the Secured Money or another Relevant Agreement or contains terms on which the Secured Money remains outstanding; and

         (d) a document that the Chargor and the Financier agree is a Relevant Agreement.

         "SECURED MONEY" means all money that the Chargor or a Debtor is liable to pay to the Financier at or after the date of this document on any account and in any way whatever, and whether:

         (a) the Chargor or Debtor is liable alone or together with another person; or

         (b) the Chargor or Debtor is liable as principal debtor, surety, partner, trustee, beneficiary or otherwise; or

         (c)     the relevant liability:

                 (i) is actual or contingent, ascertained or unascertained, fixed or fluctuating;

                 (ii) is in respect of principal, interest, Guarantee obligations, purchase obligations, fees or damages; or

                 (iii) is in dollars, another currency or a combination of currencies,

                 or is of any other character.

         "SECURITY INTEREST" means a mortgage, pledge, lien, charge, preferential right, trust arrangement, agreement or other arrangement given, arising or created as security.

         "SUBSIDIARY" has the meaning given to it in the Negative Pledge.

         "TAX" includes a tax, levy, duty or charge (and associated penalty or interest) imposed by a Public Authority. It includes income, withholding, stamp and transaction taxes and duties but does not include income tax on the overall net income of the Financier.

         "WINDING UP" includes:

         (a) dissolution, liquidation, provisional liquidation and bankruptcy; and

         (b) a procedure which is equivalent or analogous in any jurisdiction.

1.2      OTHER EXPRESSIONS

         In this document, unless the contrary intention appears:

         (a)     the singular includes the plural and vice versa;


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         (b)     other grammatical forms of defined words or expressions have corresponding meanings;

         (c) if this document binds two or more persons, it binds them severally and jointly;

         (d) a reference to a party to this document includes that party's successors and permitted assigns;

         (e) a reference to a document or agreement includes that document or agreement as novated, altered or replaced;

         (f) when two or more persons are named as Chargor, the term "Chargor" is a reference to each of them alone and also to any two or more of them together. The same applies to the term "Debtor";

         (g) a reference to any thing includes the whole or any part of that thing and a reference to a group of things or persons includes each thing or person in that group;

         (h)     "dollars" and "$" refer to Australian currency;

         (i) words implying natural persons include partnerships, bodies corporate, associations and Public Authorities;

         (j) a reference to any legislation or statutory instrument or regulation is construed in accordance with the Acts Interpretation Act 1901 (Cth) or the equivalent State legislation, as applicable.

2.       CHARGE

2.1      CREATING THE CHARGE

         (a) Subject to paragraph (b), the Chargor charges and grants a security interest in the Charged Property in favour of the Financier as security for the payment of the Secured Money.

         (b) If any part of the Charged Property is prohibited under an agreement entered into by the Chargor in good faith with an independent third party from being made the subject of the Charge without the consent of that third party, then the Charge shall not take effect over that part of the Charged Property until that consent is obtained.

2.2      FIXED CHARGE

         The Charge is a fixed charge over:

         (a)     real property; and

         (b) plant, equipment and machinery other than stock-in-trade and work-in-progress; and

         (c)     Marketable Securities; and

         (d)     negotiable or other instruments; and

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         (e)     the benefit of any Guarantee or Security Interest held by the
                 Chargor; and

         (f) the benefit of any contract or agreement to which the Chargor is a party; and

         (g) any right to recover money or property (other than book debts) by legal proceedings; and

         (h) capital, including premiums and uncalled and called but unpaid capital; and

         (i)     licences connected with the Chargor's business; and

         (j) goodwill, patents, trade marks, service marks, copyrights, and registered designs; and

         (k) the Chargor's Records and all software and other means used to access the Chargor's Records; and

         (l) all certificates of title and other documents evidencing title to the Charged Property; and

         (m)     insurance policies and proceeds; and

         (n) the interest of the Chargor in any partnership or joint venture; and

         (o) accounts and deposits with the Financier where there is some restriction on the right of the Chargor to withdraw or use the funds in those accounts or deposits; and

         (p) all book debts owed to the Chargor not included in the above which arise in the ordinary course of trading, but this does not include proceeds of those debts which are received before the first to occur of:

                 (i)      the Charge being enforced; and

                 (ii) the Financier requiring those proceeds to be paid into an account or deposit of the type mentioned in sub-paragraph (o) (the Financier may require the proceeds to be paid into such an account at any time after an Event of Default or Potential Event of Default); and

         (q) any other personal property that is not acquired for disposal in the ordinary course of the Chargor's business; and

         (r) interests in any of the property, assets or rights described in this subclause.

2.3      FLOATING CHARGE

         The Charge is a floating charge on the rest of the Charged Property.

2.4      THE FLOATING CHARGE BECOMES FIXED

         The floating charge becomes fixed:

         (a) over any part of the Charged Property not already subject to a fixed charge under this document:

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                 (i)      if, unless with the prior written consent of the
                          Financier or as expressly permitted under a Relevant Agreement, the Chargor:

                          (A) creates or allows any Security Interest over;

                          (B) sells, leases, licences or otherwise disposes of;

                          (C) creates or allows any interest in; or

                          (D) parts with possession of,

                          that asset or agrees or attempts to do so or takes any step towards doing so;

                 (ii) on any step being taken with a view to levying or enforcing any distress, attachment or other execution on that part of the Charged Property or to enforcing any Security Interest in respect of that part of the Charged Property;

                 (iii) on a Public Authority signing an Attachment Notice which will affect that part of the Charged Property; or

         (b)     over all of the Charged Property:

                 (i) if any order is made or a resolution is passed for the Winding Up of the Chargor or the Chargor is otherwise subjected to or enters into Liquidation; or

                 (ii) on this document being enforced in any way following the occurrence of an Event of Default or Potential Event of Default; or

         (c) over any part of the Charged Property not already subject to a fixed charge under this document:

                 (i) if the Financier notifies the Chargor that the Charge is fixed over a specified part of the Charged Property; or

                 (ii)     when it becomes fixed by law.

         Except where expressly stated, no notice or action by the Financier is necessary for the floating charge to become fixed.

2.5      THE PARTIES TREAT THE FIXED CHARGE AS FLOATING AGAIN

         (a) The Financier may notify the Chargor that the Charge is no longer fixed on the assets specified in the Financier's notice ("RELEVANT ASSETS"), with effect from the date specified in that notice.

         (b) From the date specified in that notice, the Relevant Assets (whether acquired before or after that date) are subject to the floating charge until the Charge crystallises under clause 2.4.

2.6      CONTINUING SECURITY AND DISCHARGING THE CHARGE

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         The Charge is a continuing security. It remains in effect until the
         Financier gives a final discharge to the Chargor. The Chargor is only entitled to a final discharge if:

         (a)     all of the Secured Money has been paid; and

         (b) the Financier is satisfied that there are no amounts which will subsequently fall within the description of the Secured Money.

         In satisfying itself under paragraph (b), the Financier may consider any matters it thinks relevant, including (without limitation) the possibility that a payment to reduce the Secured Money might be repayable, void or voidable under a law relating to insolvency or protecting creditors.

2.7      PRIORITY AMOUNT - MAXIMUM PROSPECTIVE LIABILITY

         The maximum prospective liability secured by the Charge is $100,000,000.00. This amount and this clause:

         (a) apply only to fix priority under section 282(3) of the Corporations Law; and

         (b) do not affect any obligation of the Chargor under a Relevant Agreement including, but not limited to, its obligation to pay the Secured Money; and

         (c) do not in any way fix a limit on the amount which may be secured by this document.

2.8      FIRST PRIORITY SECURITY INTEREST

         The Charge is a first charge. With respect to any Charged Property as to which the law of any state of the United States of America governs the granting, perfection or effect of perfection of a security interest, the Charge created hereunder is a first priority perfected security interest.

3.       PAYMENT OBLIGATIONS

3.1      SECURED MONEY

         The Chargor must pay the Secured Money (free from any deduction, set-off or counter-claim):

         (a)     at the times and in the way specified in the Relevant
                 Agreements; and

         (b)     otherwise, on demand to or as directed by the Financier.

3.2      INTEREST

         The Chargor must pay interest on the Secured Money to or as directed by the Financier, at the rates specified in the Relevant Agreements. If no rate is specified, the rate is as determined by the Financier. Interest accrues from day to day, computed from the time:

         (a) the Secured Money became owing (whether or not it is immediately payable); or

         (b) in relation to money payable under clause 3.3, the relevant amount was incurred.

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         Interest may be capitalised monthly or at the times agreed between the parties. It then bears interest itself under this clause. Interest continues to be payable despite the Winding Up of any person, or any judgment obtained against any person.

3.3      COSTS AND EXPENSES

         The Chargor indemnifies the Financier against, and must pay on demand to the Financier, all Taxes and all reasonable costs and expenses (including, but not limited to, legal costs and expenses on a full indemnity basis) which the Financier or a Receiver or Attorney pays, or is liable to pay, in connection with:

         (a) a Relevant Agreement, or negotiating, preparing, completing, registering or stamping a Relevant Agreement; or

         (b)     maintaining, preserving or protecting the Charged Property; or

         (c) surveying, valuing, inspecting or reporting on the Charged Property; or

         (d) obtaining or attempting to obtain payment of the Secured Money from any person; or

         (e) protecting, enforcing or exercising a right, power or remedy of the Financier or a Receiver or Attorney under or in connection with a Relevant Agreement; or

         (f)     an Event of Default or Potential Event of Default; or

         (g) the Financier providing financial accommodation to or at the request of the Chargor; or

         (h) a receipt or payment of money under, or a transaction contemplated by, a Relevant Agreement.

3.4      CONTINGENT LIABILITIES

         If the Financier has declared the Secured Money to be immediately payable (under clause 9 or a similar provision in a Relevant Agreement), the money which the Chargor must immediately pay to the Financier includes an amount equal to the sum of:

         (a) the contingent liability of the Chargor or a Debtor under a Guarantee; and

         (b)     the aggregate face value of all negotiable instruments:

                 (i) drawn, accepted or endorsed by the Financier at the express or implied request of the Chargor or a Debtor; and

                 (ii) which have not yet matured or which have not yet been discharged to the satisfaction of the Financier; and

         (c) any other amount which may become payable by the Chargor to the Financier in connection with a contingent liability.

3.5      LOSS RESULTING FROM EVENT OF DEFAULT

         The Chargor indemnifies the Financier against all losses (including foregone profits) the Financier suffers in connection with or as a result of an Event of Default.

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3.6      INDEMNIFIED AMOUNTS IN FOREIGN CURRENCY

         Where under this document the Chargor must reimburse or indemnify the Financier against an amount denominated in a currency other than Australian dollars, the Chargor must pay the amount in the relevant currency, except as follows. The Financier may request it be paid in Australian dollars. In that case, the Chargor will pay the amount of Australian dollars which the Financier certifies that it used to buy the relevant amount of the other currency at the rate determined by the Financier to be its usual selling rate for the other currency.

3.7      CURRENCY INDEMNITY

         The Chargor promises to indemnify the Financier on demand against any shortfall which arises whenever, for any reason (including as a result of a judgment or order, or Liquidation):

         (a) the Financier receives or recovers an amount in one currency ("PAYMENT CURRENCY") in respect of an amount due to it in another currency ("DUE CURRENCY"); and

         (b) the amount actually received or recovered by the Financier at its usual rate of exchange in accordance with its normal practice when it converts the Payment Currency into the Due Currency is less than the relevant amount of the Due Currency.

4.       CHARGOR'S OTHER OBLIGATIONS

4.1      POSITIVE OBLIGATIONS

         The Chargor must:

         (a) carry on its business in a proper and efficient way and obtain, renew and maintain all material licences, consents and approvals advisable in connection with the Chargor's business; and

         (b) maintain proper and adequate books and records in accordance with applicable accounting standards; and

         (c) pay when due the Taxes assessed, levied or imposed on the Chargor (other than those being contested in good faith, provided sufficient reserves have been set aside to meet the potential liability), the Charged Property or the Financier in connection with the Charged Property; and

         (d) comply with each term of each material lease and material contract to which it is a party unless the term is the subject of a bona fide dispute or is legally unenforceable; and

         (e) ensure that each of its Subsidiaries complies with clauses 4.1(a), (b), (c) and (d) for its own business and property; and

         (f) ensure that each of its Subsidiaries has granted and registered or promptly grants and registers a charge to the Financier over all of its property, assets and rights in form and substance satisfactory to the Financier;

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         (g)     comply with all laws and with the mandatory requirements of any
                 Public Authority and promptly carry out work required by a Public Authority concerning the Charged Property except where the requirement to do so is being contested in good faith; and

         (h)     do everything necessary to ensure no Event of Default occurs;
                 and

         (i) prosecute and defend (at the Chargor's expense) all legal proceedings which are advisable, or which the Financier advises the Chargor that it considers advisable, to avoid a material adverse effect on the Charged Property; and

         (j) protect the Charged Property, keep it in good repair and good working condition and, if requested by the Financier, replace any part of the Charged Property which, in the Financier's opinion, needs replacement; and

         (k) give the Financier the certificates of title and other documents evidencing title to that part of the Charged Property over which the Charge is a fixed charge as soon as they are available to the Chargor or its agents; and

         (l) promptly give the Financier the Security Interests (and documents in connection with the Security Interests) in favour of the Chargor which secure the performance of any obligation or the payment of any money owed to the Chargor; and

         (m) take whatever action the Financier reasonably requires in connection with environmentally hazardous substances.

4.2      NEGATIVE OBLIGATIONS

         The Chargor must not, without the consent of the Financier:

         (a) materially change the scope or nature of its business as it is carried on at the date of this document; or

         (b) do or allow anything to be done in derogation of the Financier's rights, powers or remedies under any Relevant Agreement; or

         (c)     deal with or dispose of:

                 (i)      the Charged Property over which the Charge is fixed;
                          or

                 (ii) the Charged Property over which the Charge is floating, except in the ordinary course of the ordinary business of the Chargor;

                 except as permitted under clause 12.2(b) of the Negative
                 Pledge;

         (d) permit a Security Interest (other than a Permitted Security Interest) to affect the Charged Property; or

         (e) apply for or obtain money, goods or services from a Public Authority, fail to pay an amount to a Public Authority (unless the Chargor is contesting the liability to pay in good faith and has set aside sufficient reserves to meet the liability) or do anything else which might lead to a liability or Tax being imposed on the Charged Property; or

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         (f)     other than in the ordinary course of the Chargor's business materially alter or remove a building, improvement or fixture which is part of the Charged Property; or

         (g) acquire or dispose of an asset, or incur a liability, except in the ordinary course of the Chargor's ordinary business and on "arm's length" terms or as permitted under clause 12.2(b) of the Negative Pledge; or

         (h) dispose of any book debts owed to it, or any of its monetary claims or; or

         (i)     deposit money:

                 (i) on terms that the money is redeemable, repayable or may be withdrawn only if the Chargor pays some other debt or performs some other obligation; or

                 (ii) if a right of set-off (however described) may be exercised against the deposit,

                 except that the Chargor may lodge security deposits required to be lodged under leases entered into at arms" length or with Public Authorities (other than in respect of moneys which are delinquent); or

         (j) buy or agree to buy anything on terms reserving title to any person until paid for (except stock purchases in the ordinary course of business); or

         (k) call up uncalled capital or uncalled premiums of the Chargor or receive it in advance of calls or apply it except to pay the Secured Money; or

         (l) allow an environmentally hazardous substance to be released on or from the Charged Property in breach of any law or the requirements of any Public Authority; or

         (m) do or allow anything to be done which may (other than in an immaterial way) prejudice the Financier's security or rights under a Relevant Agreement.

4.3      UNDERTAKINGS RELATING TO LIQUOR LICENCE

         If the Chargor at any time holds a Liquor Licence the Chargor undertakes to the Financier that:

         (a)     (i)      it will personally carry on the business in respect of
                          which the Liquor Licence is held upon the premises to which the Liquor Licence relates ("LICENSED PREMISES") or cause that business to be carried on by a person previously nominated by it and who is acceptable to the relevant licencing authority;

                 (ii) it will perform and observe the provisions and requirements of:

                          (A)     the Liquor Act;

                          (B) all other statutes affecting or relating to the licensed premises and the business carried on at the licensed premises; and

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                          (C)     any order or notice given, sent or served upon
                                  the Financier or the Chargor pursuant to or by virtue of the Liquor Act or any other statute;

                 (iii) it will apply for all licenses, permits and renewals of licences and permits necessary or desirable for the conduct of the business carried on at the licensed premises and will oppose any application to restrict or cancel any such licence; and

                 (iv)     it will not:

                          (A)     change the use of the licensed premises;

                          (B) remove or apply to remove the Liquor Licence or allow the Liquor Licence to be removed from the licensed premises to other premises;

                          (C) surrender or attempt to surrender, suspend or attempt to suspend, or transfer or attempt to transfer the Liquor Licence or vary any of the conditions of the Liquor Licence; or

                          (D) mortgage, charge, assign, transfer, lease or part with possession of the licensed premises or any part of them to any person or attempt to do so,

                 without the Financier's prior written consent.

         (b) If and when required by the Financier after the occurrence of an Event of Default, the Chargor shall use its best endeavours to obtain a transfer of the Liquor Licence to the Financier or its nominee.

5.       CHARGOR'S INSURANCE OBLIGATIONS

5.1      POSITIVE OBLIGATIONS

         The Chargor must:

         (a) maintain, with underwriters and on terms reasonably acceptable to the Financier:

                 (i) insurance over the Charged Property for its full insurable value (or such other amount as the Financier specifies) against loss, damage or destruction resulting from theft, fire, storm and the other risks usually covered by insurance, and the risks the Financier specifies; and

                 (ii) worker's compensation, public risk, business interruption, loss of rent insurance and the other insurance which a prudent person would have if involved in a business similar to the Chargor's; and

                 (iii) the other insurance which the Financier reasonably specifies;

         (b)     ensure that this insurance:

                 (i) has the interest of the Financier as chargee or mortgagee endorsed on the policy; or

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                 (ii)     if the Financier directs, is in both the names of the
                          Chargor and the Financier for their respective rights and interests; and

         (c)     deliver to the Financier:

                 (i) the insurance policies relating to this insurance ("INSURANCE POLICIES"); and

                 (ii)     all alterations and additions to the Insurance
                          Policies,

                 immediately after they are issued; and

         (d) on request, give the Financier certificates of currency for the Insurance Policies; and

         (e) punctually pay the sums (including stamp duty) necessary to maintain every Insurance Policy and give the Financier promptly on request the receipt for the premium sum paid; and

         (f) notify the Financier immediately after becoming aware of anything which might give rise to a claim or right to claim under an Insurance Policy which claim might or will exceed $1,000,000.00.

5.2      NEGATIVE OBLIGATIONS

         The Chargor must not without the consent of the Financier:

         (a) do or allow anything to be done which might cause an Insurance Policy to be prejudiced; or

         (b) take steps to bring about a material change to the cover under an Insurance Policy; or

         (c)     insure the Charged Property other than as specified in clause
                 5.1; or

         (d) make, enforce, settle or compromise a claim or do anything inconsistent with the powers of the Financier under clause 5.3.

5.3      INSURANCE CLAIMS

         The Chargor may not without the consent of the Financier:

         (a) make, enforce, settle and compromise insurance or compensation claims in connection with the Charged Property; or

         (b) sue for, recover, receive and give discharges for money payable in connection with the Insurance Policies,

         where such claims or money payable exceed $1,000,000.00.

5.4      INSURANCE PROCEEDS

         (a) If the Chargor receives money payable under an Insurance Policy before a final discharge of this Charge, the Chargor must, if a Potential Event of Default or

                 Event of Default has occurred or, in any event, if the amount received is in excess of $1,000,000.00, pay it to the Financier immediately;

         (b) the Financier may apply money received under an Insurance Policy either:

                 (i) if a Potential Event of Default or Event of Default has occurred and is outstanding, in or towards payment of the Secured Money, whether due or not; or

                 (ii) in replacing, rebuilding or repairing, under the supervision of the Financier, or the Financier's builder or architect, the property destroyed or damaged.

6.       CHARGOR'S REPORTING OBLIGATIONS

6.1      NOTICES TO THE FINANCIER

         The Chargor must notify the Financier as soon as an Authorised Officer of the Chargor becomes aware of:

         (a)     an Event of Default or Potential Event of Default; or

         (b) a representation or warranty in any Relevant Agreement becoming materially false or misleading (giving full details); or

         (c) the Charged Property being acquired or resumed by a Public Authority or a proposal to do so; or

         (d)     the Chargor acquiring or intending to acquire a Subsidiary; or

         (e) a material requirement or notice of a Public Authority in connection with the Charged Property and must give the Financier a copy of any related document it has and full details of all relevant facts known to the Chargor concerning the requirement or notice; or

         (f) any environmentally hazardous substance released from or affecting the Charged Property in breach of any law or the requirements of any Public Authority.

7.       ACCESS TO AND INVESTIGATION OF RECORDS AND LAND

7.1      GIVING ACCESS TO RECORDS AND LAND

         The Chargor must:

         (a) ensure that the Records of the Chargor and its Subsidiaries are available for inspection at reasonable times by the Financier and persons acting on the Financier's behalf; and

         (b) allow the Financier and persons acting on the Financier's behalf to inspect and to take copies of or extracts from the Chargor's and its Subsidiaries' Records during business hours and give reasonable assistance to them; and

         (c) allow, or obtain for the Financier and persons acting on the Financier's behalf, full access at all times during business hours to the Charged Property and to any land or building:

                 (i)      occupied by the Chargor or its Subsidiaries; or

                 (ii)     forming or containing part of the Charged Property,

                 and give reasonable assistance to them.

7.2      INVESTIGATING ACCOUNTANTS

         If the Financier at any time is of the opinion that an Event of Default or Potential Event of Default has occurred or is likely to occur, the Financier may appoint a firm of independent accountants or other experts ("INVESTIGATING ACCOUNTANTS") to investigate the affairs and financial position of the Chargor and, if the Financier requires, of the Subsidiaries of the Chargor. The Chargor:

         (a) unconditionally authorises the Investigating Accountants to take the action which is reasonably necessary for the investigation. This does not include the power to manage the Chargor's business (unless an Event of Default has occurred and the Financier is exercising enforcement rights under this document); and

         (b) agrees to give the Investigating Accountants all reasonable assistance and access to all relevant records and information for that purpose; and

         (c) unconditionally authorises the Investigating Accountants to disclose to the Financier and its advisers all information and documentation in connection with the investigation.

         The Chargor must pay the reasonable costs and expenses of the investigations to the Investigating Accountants on demand and reimburse the Financier for its costs and expenses.

8.       BETTER SECURITY AND RIGHTS FOR FINANCIER

8.1      BETTER SECURITY AND RIGHTS

         The Chargor must, at the Chargor's cost, do whatever the Financier reasonably requires to:

         (a) more satisfactorily secure to the Financier the payment of the Secured Money; or

         (b) enable the Financier to better exercise its rights over the Charged Property,

         and must use its best efforts to make anyone else who has an interest in the Charged Property or claims under or in trust for the Chargor do the same.

8.2      EXAMPLES

         This includes, but is not limited to, executing:

         (a) a Security Interest (including a legal mortgage) over the Charged Property;

         (b)     ancillary Guarantees or other documents; and

         (c) financing statements suitable for filing or recording in any state of the United States of America,

         in a form reasonably satisfactory to the Financier.

9.       EFFECT OF EVENT OF DEFAULT

         After an Event of Default the Financier may declare the Secured Money payable. If so, the Secured Money becomes immediately payable, unless the Financier specifies otherwise.

10.      FINANCIER'S POWERS

10.1     GENERALLY

         (a) After an Event of Default, the Financier may do the things which a mortgagee and an absolute owner could do to the Charged Property and exercise the rights, powers and remedies of a mortgagee and an absolute owner of the Charged Property. These include, but are not limited to, the things and powers described in this clause 10, and the rights, powers and remedies of a secured party under the Uniform Commercial Code of any jurisdiction in the United States of America.

         (b) The Financier need not make a demand or give notice to anyone before doing these things or exercising these powers, except if notice is required as described in clause 10.10.

10.2     TO TAKE POSSESSION OF CHARGED PROPERTY

         After an Event of Default the Financier may:

         (a)     take possession of the Charged Property; and

         (b)     receive the rents and profits of the Charged Property.

10.3     TO DEAL WITH THE CHARGED PROPERTY AND CHARGOR'S BUSINESS

         After an Event of Default the Financier may do any of the following:

         (a) (CARRY ON BUSINESS) carry on or participate in the Chargor's business in the name of the Chargor or the Financier or otherwise; and

         (b) (BANK ACCOUNTS) operate bank accounts in the name of the Chargor (alone or together) to the exclusion of the Chargor; and

         (c) (NEGOTIABLE INSTRUMENTS) deal with negotiable instruments in the name of the Chargor; and

         (d)     (CONTRACTUAL RIGHTS)

                 (i)      perform the Chargor's obligations under; and

                 (ii) enforce or exercise or not exercise the Chargor's rights and powers under; and

                 (iii)    agree to vary or rescind,

                 a contract, instrument, arrangement or right forming part of the Charged Property; and

         (e) (COMPROMISE) settle, compromise or submit to arbitration a dispute in connection with the Charged Property; and

         (f) (PERFORM CHARGOR'S OBLIGATIONS) do everything it may to comply with the obligations of the Chargor under a Relevant Agreement; and

         (g) (REMEDY BREACH) do everything it may to make good a breach or default inherent in an Event of Default, to its own satisfaction; and

         (h) (DEPOSIT MONEY IN SUSPENSE OR OTHER ACCOUNTS) invest, deposit or hold the Charged Property in any way that, and for as long as, the Financier thinks fit and vary, transpose or reinvest the Charged Property; and

         (i) (MAKE CALLS) make calls on the members of the Chargor for the uncalled capital or uncalled premiums subject to the Charge; and

         (j) (RECOVER, PROTECT CHARGED PROPERTY) do everything the Financier thinks necessary to recover or protect the Charged Property including, but not limited to, Winding Up debtors of the Chargor; and

         (k) (LEGAL PROCEEDINGS) commence, prosecute, defend and settle proceedings which the Financier considers expedient in connection with this document or the Charged Property in or before a Public Authority in the name of the Chargor or otherwise; and

         (l) (MARKETABLE SECURITIES) exercise the rights and powers of an absolute owner in connection with Marketable Securities which form part of the Charged Property. The Chargor appoints the Financier and each Authorised Officer of the Financier separately to be the authorised representative and proxy of the Chargor to do the things described in this paragraph; and

         (m) (EXCHANGE) exchange the Charged Property for any other property or rights (with or without giving or receiving any other consideration for the exchange); and

         (n) (TRANSFER OBLIGATIONS) effect a novation of or otherwise transfer to any person obligations of the Chargor which arise under a Relevant Agreement or otherwise; and

         (o) (IMPROVE CHARGED PROPERTY) do anything which the Financier considers would help improve the value of the Charged Property, obtain income or returns from it or make it saleable or more saleable. Without limitation, the Financier may improve or alter the Charged Property, acquire additional property in the name of the Chargor, reorganise or restructure the CHARGOR'S business or any process or procedure carried on by the Chargor, and undertake any marketing or publicity campaign; and

         (p)     (BUILD, PULL DOWN, REBUILD OR ALTER)

                 (i)      build a new building or improvement; and

                 (ii)     pull down, rebuild or alter a building or improvement,

                  on land which, or an interest in which, is part of the Charged Property; and

         (o) (EXECUTE DOCUMENTS) enter into agreements and execute documents itself or on behalf of the Chargor for any purpose in connection with a Relevant Agreement; and

         (r)     (BORROW, SECURE) in the name of the Chargor or otherwise:

                 (i) obtain financial accommodation (including, but not limited to, from a party associated with the Financier) for any purpose which the Financier considers expedient in connection with its powers under a Relevant Agreement; and

                 (ii) secure the payment or repayment of indebtedness relating to that financial accommodation by a Security Interest over the Charged Property, however it ranks for priority with the Charge or a Collateral Security; and

         (s) (EMPLOY AND APPOINT PERSONS) employ staff and appoint professionals and consultants for any purpose, and at the remuneration, that the Financier thinks fit; and

         (t) (DELEGATE) delegate to any person for any time that the Financier thinks fit any of the powers of the Financier under this document, including this right of delegation; and

         (u) (INCIDENTAL POWER) do anything the Financier thinks expedient in its interests and incidental to any of its powers under this document, without limiting those powers; and

         (v) (SPEND MONEY) spend money in exercising its powers in this document. That money then forms part of the Secured Money.

10.4     TO DISCHARGE OR ACQUIRE PRIOR SECURITY INTEREST

         After an Event of Default the Financier may:

         (a)     purchase the debt secured by a prior Security Interest; or

         (b) pay the amount required to discharge or satisfy that debt (including, but not limited to, a debt secured by a Permitted Security Interest); or

         (c) take a transfer or assignment of that Security Interest and any Guarantee, document or right ancillary or collateral to it, at the Chargor's cost.

10.5     EXERCISE OF RIGHTS UNDER CLAUSE 10.4

         If the Financier exercises its rights under clause 10.4:

         (a) the Chargor is indebted to the Financier for the same amount paid by the Financier. This does not limit any other debt acquired by the Financier; and

         (b) that debt is immediately payable to the Financier and forms part of the Secured Money and interest accrues on the unpaid amount of that debt under clause 3.2; and

         (c) the Financier need not enquire whether the money claimed to be owing is actually owing in connection with the prior Security Interest, or an ancillary or collateral document; and

         (d) the person with the benefit of the prior Security Interest need not enquire whether there is any money owing under a Relevant Agreement; and

         (e) the Chargor directs any person with the benefit of a prior Security Interest to give the Financier any information it requires in connection with the prior Security Interest. This includes, but is not limited to, the state of accounts for that Security Interest.

10.6     TO SELL AND LEASE

         After an Event of Default the Financier may do any of the following:

         (a) (SELL) sell or help sell the Charged Property on the terms and in the manner it thinks fit, whether or not the Financier has taken possession; and

         (b) (OPTIONS) give an option to purchase the Charged Property on the terms it thinks fit; and

         (c) (SEVER FIXTURES) sever fixtures belonging to the Chargor and sell them apart from the Charged Property; and

         (d) (LEASE, ETC) lease the Charged Property or give licences or rights over the Charged Property in the name of the Chargor or otherwise (whether or not the Financier has taken possession) for whatever term, at whatever rent or fee and on whatever terms the Financier thinks fit; and

         (e) (DEAL WITH LEASES) renew, vary, accept the surrender of or terminate a lease or licence of the Charged Property; and

         (f) (SELL OR LEASE TOGETHER WITH OTHER PROPERTY) sell or lease the Charged Property with any other property in any manner that the Financier thinks expedient, with full power to apportion costs, expenses, purchase money and rent between the properties sold or leased; and

         (g) (HIVE OFF ASSETS OR OBLIGATIONS) promote the formation of any company so that the company may purchase or acquire the Charged Property or assume obligations of the Chargor or both; and

         (h) (EFFECT HIVE-OFF) sell or assign the Charged Property or assume the Chargor'S obligations.

10.7     TO APPOINT RECEIVERS

         After an Event of Default, the Financier may:

         (a) appoint one or more persons to be a Receiver or Receivers of the Charged Property, with the powers and rights described in this clause 10 (or such lesser powers as the Financier determines); and

         (b)     remove that Receiver or those Receivers; and

         (c) if a Receiver is removed, retires or dies, appoint another or others in his or her place; and

         (d) in the case of removal or retirement of a Receiver, reappoint that person.

10.8     TO APPOINT MORE THAN ONE RECEIVER

         If the Financier appoints two or more persons to be the Receiver, the Financier may appoint them to act jointly, severally or jointly and severally. If it is not specified in the instrument of appointment, the Receivers are appointed to act severally.

10.9     TO PAY THE RECEIVER

         The Financier may fix the remuneration of a Receiver at an amount agreed between the Financier and the Receiver.

10.10    NOTICE OR LAPSE OF TIME REQUIRED BEFORE RIGHTS EXERCISED

         (a) If notice or lapse of time is required under any statute before the Financier can exercise its power of sale or any other rights available to it under this document or by law, then that notice or lapse of time is dispensed with.

         (b) Paragraph (a) only applies if the relevant statute allows notice or lapse of time to be dispensed with.

         (c) If the relevant statute does not allow notice or lapse of time to be dispensed with, but allows it to be shortened, then for the purposes of this document, the period of notice or lapse of time is one day.

10.11    TO GIVE UP POSSESSION AND TERMINATE RECEIVERSHIP

         The Financier may:

         (a) give up possession of the whole or any part of the Charged Property; or

         (b)     terminate a receivership,

         or both.

10.12    PERSONS DEALING NOT BOUND TO ENQUIRE

         A person dealing with the Financier or a Receiver or Attorney:

         (a) need not enquire whether there has been a default by the Chargor under a Relevant Agreement or whether the Financier, Receiver or Attorney has acted properly; or

         (b) need not enquire whether the Financier, a Receiver or an Attorney has executed or registered an instrument or exercised a right, power or remedy properly or with authority,

         and whenever the Financier, a Receiver or an Attorney deals with the Charged Property, that dealing is authorised and valid as far as anyone involved with that dealing is concerned. The receipt of the Financier or a Receiver or Attorney for any money payable to the Chargor discharges the person paying that money to the extent of the payment.

10.13    RESPONSIBILITY FOR LOSS

         The Financier is not responsible for a loss arising in connection with it exercising or failing to exercise its powers under a Relevant Agreement nor for an act or failure of an employee or agent of the Financier or any Receiver. The Financier need not account for more money than it actually receives.

11.      RECEIVER'S POWERS

11.1     GENERAL

         Unless the terms of the Receiver's appointment say otherwise, the Receiver has the following powers over the Charged Property which the Receiver is appointed to deal with:

         (a) all the rights and powers given by law to mortgagees in possession, receivers or receivers and managers; and

         (b) all the rights and powers of the Financier under this document and at law (other than the power to appoint Receivers); and

         (c) power to obtain financial accommodation from the Financier, alone or together with any other person, for a purpose and on the terms that the Receiver considers expedient in connection with the Charged Property; and

         (d) power to secure the payment or repayment of indebtedness relating to that financial accommodation by a Security Interest over the Charged Property, however it ranks for priority with the Charge or a Collateral Security.

         The Receiver may exercise these rights and powers in the name of the Chargor or otherwise.

11.2     RECEIVER IS AGENT OF CHARGOR

         A Receiver is the agent of the Chargor. The Chargor alone is responsible for the Receiver's acts and defaults. But the Receiver, to the extent required by law, ceases to be the agent of the Chargor if a resolution is passed or an order is made to Wind Up the Chargor. The Receiver may become the agent of the Financier if the Financier gives a notice to the Receiver in writing to that effect. The Financier may appoint a further Receiver, despite that resolution or order.

11.3     ACCOUNTABILITY OF RECEIVER

         A Receiver is not responsible for a loss arising in connection with the exercise or execution of the Receiver's powers, nor for any act or default of an employee or agent of the Financier or the Receiver. A Receiver need not account for more money than the Receiver actually receives.

12.      POWER OF ATTORNEY

12.1     APPOINTMENT AND POWERS

         The Chargor for valuable consideration irrevocably appoints the Financier, each Authorised Officer of the Financier and each Receiver separately as its attorneys to do the following on the Chargor's behalf and in the name of the Chargor or the Attorney after the occurrence of an Event of Default or Potential Event of Default:

         (a)     anything which the Chargor must do under a Relevant Agreement;
                 and

         (b)     anything which, in the opinion of the Attorney:

                 (i) would give effect to a right, power or remedy of the Financier or a Receiver; or

                 (ii)     the Chargor should do,

                 under a Relevant Agreement or by law; and

         (c) enter into or execute transactions, documents and agreements which, in the opinion of the Attorney, the Chargor should enter into or execute under a Relevant Agreement; and

         (d) use the Chargor's name to exercise the powers of the Financier or a Receiver under a Relevant Agreement, the law or otherwise,

         and the Chargor agrees to ratify anything done by an Attorney under this power of attorney.

12.2     ATTORNEY MAY DELEGATE POWERS

         An Attorney may delegate its powers (including the power to delegate) to any person for any period and may revoke the delegation.

12.3     PURPOSE

         The power of attorney created under this clause is irrevocable and is granted to secure the performance by the Chargor of the Chargor's obligations under each Relevant Agreement to which the Chargor is a party.

13.      NOTICES AND DEMANDS FROM THE FINANCIER

13.1     SIGNING

         A notice from or demand by the Financier to or on the Chargor may be signed by an Authorised Officer of the Financier or by a solicitor acting for the Financier. This signature may be handwritten or printed or reproduced by other means.

13.2     SENDING

         In addition to any method of service provided for by statute, a notice from or demand by the Financier is given to or made on the Chargor if it is:

         (a) sent by facsimile to the facsimile number of the Chargor last known to the Financier or, if more than one facsimile number is known to the Financier, to any of those facsimile numbers; or

         (b) left for the Chargor or sent by prepaid mail (and by airmail if to an address outside Australia) to the Chargor at:

                 (i)      the address of the Chargor set out in this document;
                          or

                 (ii) the Chargor's usual place of business last known to the Financier; or

                 (iii)    the Chargor's registered office; or

                 (iv)     premises owned or occupied by the Chargor.

13.3     VALIDITY

         A notice or demand is validly given even if:

         (a) the Chargor has been Wound Up or the Chargor is absent from the place the notice or demand is left at, or delivered or sent to; or

         (b)     the notice or demand is returned unclaimed.

13.4     RECEIPT

         A notice or demand is taken to have been received by the Chargor:

         (a)     if delivered personally, on the same day; and

         (b) if posted to an address in Australia, on the second Business Day after it was posted; and

         (c) if posted to an address outside Australia, on the fourth Business Day after it was posted; and

         (d) if sent by facsimile, when a transmission report is produced by the sender's facsimile machine indicating that the notice or demand has been sent to the relevant number.

14.      PRESERVING THE FINANCIER'S RIGHTS, POWERS AND REMEDIES

1.41     PRESERVATION

         (a) The fact that the Financier does not exercise, or delays the exercise of, any right, power or remedy does not affect any of its other rights, powers or remedies.

         (b) The fact that the Financier delays the exercise of any right, power or remedy does not constitute a waiver of that right, power or remedy.

         (c) The fact that the Financier exercises a right, power or remedy does not prevent the Financier from exercising that right, power or remedy again.

         (d) This document does not operate to extinguish or prejudice any right, power or remedy of the Financier under a Relevant Agreement or in connection with the Secured Money.

14.2     MORATORIUM LEGISLATION

         A moratorium does not apply to a Relevant Agreement or the recovery of the Secured Money except if:

         (a)     the Financier agrees in writing that it does; or

         (b)     it cannot be excluded by law.

14.3     REINSTATING OR REPLACING RIGHTS

         If any payment made to the Financier in reduction of the Secured Money is repaid or void or conceded to be void, voidable or repayable for any reason, then, despite any release, settlement or discharge in connection with the Secured Money:

         (a)     that payment has not discharged the relevant liability; and

         (b) the Financier may recover the amount of that payment from the Chargor; and

         (c)     the Chargor must:

                 (i) immediately do all acts and things the Financier requires to replace or reinstate the Charge and any Collateral Security which has been released in connection with that payment; and

                 (ii) indemnify the Financier against and pay on demand all costs and expenses in connection with replacing or reinstating the Charge and any Collateral Securities.

1.4     EFFECT OF RELEASE

                 (a) A full or partial release of this Charge by the Financier does not release the Chargor from personal liability under this document until the Financier receives the Secured Money, regardless of any:

                          (i) receipt given, payout figure quoted or other form of account stated; or

                          (ii)    error or miscalculation by the Financier.

                 (b) Each indemnity given by the Chargor to the Financier under this document is a continuing indemnity. A full or partial release of this Charge does not release the Chargor from liability under an indemnity unless the release is specifically of that indemnity.

15.      MISCELLANEOUS

15.1     NO OBLIGATION TO EXERCISE RIGHTS OR GIVE CONSENT

         Each of the Financier and a Receiver may:

         (a)     exercise or not exercise any right, power or remedy; and

         (b)     give or not give consent; and

         (c)     make or not make a decision,

         under this document, in its absolute discretion without giving a reason and without being liable or accountable for the consequences. In relation to the giving or not giving of consent, the Financier will act in a manner which the Financier determines in its absolute discretion to be reasonable. Such determination shall not be questioned by the Chargor.

15.2     CONSENT MUST BE IN WRITING

         A consent given or a right, power or remedy waived by the Financier is effective only if given or waived in writing.

15.3     NOTIFICATION FROM CHARGOR

         If the Chargor is required under this document to notify the Financier about anything, the Chargor must do so in writing.

15.4     FINANCIER MAY SET OFF

         Without any demand or notice, the Financier may set off and apply indebtedness it owes to the Chargor (whatever the currency) against the Secured Money:

         (a) whether the indebtedness is owed alone or with any other person; and

         (b) whether or not the Secured Money or that indebtedness is immediately payable.

15.5     CHARGOR MUST NOT SET OFF

         The Chargor must not claim, exercise or attempt to exercise a right of set-off or any other right which might reduce or discharge the Secured Money.

15.6     NO MARSHALLING

         The Financier need not resort to a Collateral Security or other Security Interest before exercising a power under this document.

15.7     SUSPENSE ACCOUNT

         The Financier may credit money received in or towards satisfaction of the Secured Money to a suspense account. The Financier may keep the money in that account for as long as the Financier thinks fit. Interest will not accrue on such account. The Financier may apply the money to reduce the Secured Money whenever it thinks fit.

15.8     SURPLUS PROCEEDS

         If surplus money remains in the hands of the Financier or a Receiver after payment of all the Secured Money (and satisfaction of any obligation ranking in priority to the Secured Money or secured by a Security Interest over the Charged Property):

         (a)     no trust arises over that surplus money; and

         (b) that surplus money does not carry interest and the Financier or Receiver may pay it to an account in the name of the Chargor (whether or not opened by the Financier or Receiver for that purpose). The Financier or Receiver is then no longer liable for the surplus money.

15.9     APPLYING RECEIPTS

         The Financier may apply or appropriate money received to reduce the Secured Money in the order, and to satisfy whatever part of the Secured Money, the Financier sees fit.

15.10    TACKING

         For the purpose of applying section 282 of the Corporations Law or any equivalent provision in any jurisdiction, if the Financier is obliged to make further advances under a Relevant Agreement, that Relevant Agreement is taken to be incorporated in this document so that this document imposes on the Financier an obligation to advance that money.

15.11    THE FINANCIER MAY ASSIGN RIGHTS

         The Financier may assign or otherwise deal with its rights and benefits under this document.

15.12    THE FINANCIER MAY DISCLOSE INFORMATION

         The Financier may disclose to a potential assignee or participant any information about the Chargor, any Debtor or a Relevant Agreement which it considers appropriate.

15.13    CERTAIN NOTICES OR DEMANDS

         A notice from or demand by the Financier stating:

         (a) that a specified sum of money is owing or payable (or both) under a Relevant Agreement; or

         (b)     that an Event of Default has occurred; or

         (c) something relevant to the rights or obligations of the Financier or the Chargor under a Relevant Agreement,

         is admissible in proceedings and is conclusive evidence of the matters stated except if there is manifest error.

15.14    IF DUE DATE NOT A BUSINESS DAY

         If anything should be done under this document on a day that is not a Business Day, it must be done on the previous Business Day.

15.15    SEVERABILITY

         (a) A construction of this document that results in all provisions being enforceable is to be preferred to a construction that does not so result.


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                                       27


         (b) If, despite the application of paragraph (a), a provision of this document is illegal or unenforceable:

                 (i) and it would be legal and enforceable if a word or words were omitted, that word or those words are severed; and

                 (ii)     in any other case, the whole provision is severed,

                 and the remainder of this document continues in force.

15.16    GOVERNING LAW AND JURISDICTION

         This document is governed by the law of Queensland, except:

         (a)     as required by mandatory provisions of law;

         (b) to the extent that the validity, perfection or enforceability of any of the security interests hereunder, or remedies hereunder, are dependent on the laws of a jurisdiction other than Queensland, in which case the governing law shall (to that extent only) be the law of that jurisdiction.

         The parties hereto agree and intend that:

         (c) a proper forum/jurisdiction for any litigation or process arising out of or related to this Agreement shall be any court located in Queensland; and

         (d) a proper forum/jurisdiction for any litigation or process in respect of any of the Charged Property located in a jurisdiction other than Queensland shall be any court located either in Queensland or that other jurisdiction.

         The Chargor irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of Queensland and/or the other jurisdiction referred to in paragraph (e) (as the case may be). The Chargor, to the extent permitted by applicable laws, hereby expressly waives any defence or objection to jurisdiction or venue based on the doctrine of forum non conveniens, and stipulates that the courts of Queensland and/or that other jurisdiction (as the case may be) shall have in personam jurisdiction and venue over it for the purpose of any such litigation or process arising out of or related to this document.

15.17    FINANCIER NEED NOT EXECUTE

         This document is enforceable by the Financier even if the Financier does not execute it.

                                          SCHEDULE A


         The Charged Property includes, without limitation, all of the following property, assets and rights of the Chargor, whether now owned or hereafter acquired: accounts, general intangibles, rights to payment of money, rights and benefits under contracts and agreements, tax refunds, insurance proceeds, instruments, chattel paper, letters of credit, promissory notes, drafts, bills of exchange, trade acceptances, documents, inventory, goods, copyrights, patents, trademarks, equipment, motor vehicles, documents of title, investment property, and all other tangible and intangible property, including without limitation, proceeds and products of the foregoing, and books and records relating to the foregoing.

         All terms used in this Schedule A shall have the definitions set forth in the Commercial Code of the State of California.





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                                       29


EXECUTED as a deed.




THE COMMON SEAL OF COLLINS                   )
RESTAURANTS MANAGEMENT PTY                   )
LTD is affixed in accordance with its        )
constituent documents in the presence of     )



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Authorised Officer/Director                   Authorised Officer/Director


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Please Print Full Name                        Please Print Full Name